                                                                 EXHIBIT (8)(j)

                        INVESTMENT SUBADVISORY AGREEMENT

     INVESTMENT SUBADVISORY AGREEMENT, dated as of April 20, 2001 by and between Diversified Investment Advisors, Inc., a Delaware corporation ("Diversified") and Dresdner RCM Global Investors LLC ("Subadvisor").

                                  WITNESSETH:

     WHEREAS, Diversified has been organized to operate as an investment advisor registered under the Investment Advisers Act of 1940 and has been retained to provide investment advisory services to the Mid-Cap Growth Portfolio, a series of Diversified Investors' Portfolios ("Portfolio"), a diversified open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, Diversified desires to retain the Subadvisor to furnish it with portfolio management services in connection with Diversified's investment advisory activities on behalf of the Portfolio, and the Subadvisor is willing to furnish such services to Diversified;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Duties of the Subadvisor. In accordance with and subject to the Investment Advisory Agreement between the Portfolio and Diversified, attached hereto as Schedule A (the "Advisory Agreement"), Diversified hereby appoints the Subadvisor to perform the portfolio management services described herein for the investment and reinvestment of such amount of the Portfolio's assets as is determined from time to time by the Portfolio's Board of Trustees, subject to the control and direction of Diversified and the Portfolio's Board of Trustees, for the period and on the terms hereinafter set forth.

     The Subadvisor shall provide Diversified with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of the Portfolio's assets. The Subadvisor shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested, subject always to the provisions of the 1940 Act and to the Portfolio's then-current Prospectus and Statement of Additional Information ("SAI"). The Subadvisor will not supervise the investment of cash. Cash in the Fund will be invested by Diversified who shall be solely responsible for the investment of such cash.

     In particular, the Subadvisor shall: (i) continuously review, supervise and administer the investment program of the Portfolio; (ii) monitor regularly the relevant securities for the Portfolio to determine if adjustments are warranted and, if so, to make such adjustments on a periodic basis; (iii) determine, in the Subadvisors's discretion, the securities to be purchased or sold or exchanged in order to keep the Portfolio in balance with its designated investment strategy; (iv) determine, in the Subadvisor's discretion, whether to exercise warrants or other rights with respect to the Portfolio's securities;
(v) determine, in the Subadvisor's discretion, whether the merit of an investment has been substantially impaired by extraordinary events or financial conditions, thereby warranting the removal of such securities from the Portfolio; (vi) as promptly as practicable after the end of each calendar month, furnish a report showing: (a) all transactions during such month, (b) all assets of the Portfolio on the last day of such month, rates of return, and (c) such other information relating to the Portfolio as Diversified may request; (vii) meet at least four times per year with Diversified and with such other persons as my be designated on reasonable notice and at reasonable locations, at the request of Diversified, to discuss general economic conditions, performance, investment strategy, and other matters relating to the Portfolio; (viii) provide the Portfolio with records concerning the Subadvisor's activities which the Portfolio is required by law to maintain; and (ix) render regular reports to the Portfolio's officers and Directors concerning the Subadvisor's discharge of the foregoing responsibilities.

     The Subadvisor shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of Portfolio securities for the Portfolio's account with brokers or dealer selected by it, and to that end the Subadvisor is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders, the Subadvisor is directed to seek for the Portfolio, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers that charge commissions in excess of the amount of commission another broker-dealer would have charged as long as the Subadvisor determines in good faith that such amount of commission is reasonable in relation to the value of statistical research and other information or services provided by such broker-dealer to the Subadvisor or the Portfolio, subject to any applicable laws, rules and regulations.

     2. Allocation of Charges and Expenses. The Subadvisor shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. It is understood that the Portfolio will pay all of its own expenses and liabilities including, without limitation, compensation and out-of-pocket expenses of Trustees not affiliated with the Subadvisor or Diversified; governmental fees; interest charges; taxes; membership dues; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agents, registrar or dividend disbursing agent of the Portfolio; expenses of distributing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Portfolio; expenses connected with the execution, recording and settlement of Portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Portfolio; expenses of shareholder meetings; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of shares of the Portfolio.

     3. Compensation of the Subadvisor. For the services to be rendered, Diversified shall pay to the Subadvisor an investment advisory fee computed in accordance with the terms of Schedule B herewith attached. If the Subadvisor serves for less than the whole of any period specified, its compensation shall be prorated.

     4. Covenants and Representations of the Subadvisor. The Subadvisor agrees that it will not deal with itself, or with the Trustees of the Portfolio or with Diversified, or the principal underwriter or distributor as principals in making purchases or sales of securities or other property for the account of the Portfolio, except as permitted by the 1940 Act, and will not take a long or short position in the shares of the Portfolio except as permitted by the Portfolio's Articles, and will comply with all other applicable provisions of the Portfolio's Articles and By-Laws and any current Prospectus of the Portfolio.

     5. Covenants and Representations of Diversified. Diversified represents and warrants to Subadvisor that (i) this Agreement has been approved by the Portfolio's Board of Trustees, including a majority of the Trustees who are not interested persons of the Portfolio, and that (ii) this Agreement will be approved by the Shareholder(s) as of the date the Subadvisor begins to manage the Portfolio.

     6. Limits on Duties. The Subadvisor shall be responsible only for managing the assets in good faith and in accordance with the investment guidelines, and shall have no responsibility whatsoever for, and shall incur no liability on account of (i) diversification or selection of such investment guidelines, (ii) advice on, or management of, any other assets for Diversified,
(iii) filing of any tax or information returns or forms, withholding or paying any taxes, or seeking any exemption or refund, (iv) registration with any government or agency, or (v) administration of the plans and trust investing through the Portfolio, and shall be indemnified by Diversified for any loss in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, indemnification to brokers and commission merchants, fines, taxes, penalties and interest. Subadvisor, however, shall be liable for any liability, damages, or expenses of Diversified arising out of the negligence, malfeasance, or violation of applicable law by it or any of its employees in providing management under this Agreement; and, in such cases, the indemnification by Diversified, referred to above shall be inapplicable.

     The Subadvisor may apply to Diversified at any time for instructions and may consult counsel for Diversified or its own counsel with respect to any matter arising in connection with the duties of the Subadvisor. Also, the Subadvisor shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed by the proper person or persons.

     7. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, unless terminated earlier as provided below, shall remain in force for two years, on which date it will terminate unless its continuance thereafter is specifically approved at least annually (a) by the vote of a majority of the Trustees of the Portfolio who are not "interested persons" to this Agreement or of the Subadvisor or Diversified at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. However, if the shareholders of the Portfolio fail to approve the Agreement as provided herein, the Subadvisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and Rules thereunder.

     This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, or by Diversified. The Subadvisor may terminate the Agreement only upon giving 90 days' advance written notice to Diversified. This Agreement shall automatically terminate in the event of its assignment.

     This Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Board of Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     8. Proxy Voting. The Subadvisor shall vote proxies solicited by or with respect to the issuers of securities in which Portfolio assets are invested as of the record date for voting such proxies (the "Proxies"). If any shares of any mutual fund managed by the

Subadvisor are held by the Portfolio, the authority to vote shares of such fund is specifically withheld. In addition, the Subadvisor agrees to provide to the Portfolio's Board of Trustees upon request a written report with respect to the voting of Proxies pursuant to the authority granted hereby and such additional reports concerning the voting of Proxies as shall be reasonably requested by the Board of Trustees. The Board of Trustees understands and agrees that, notwithstanding such reporting, the Subadvisor neither solicits nor shall it accept direction with respect to the voting of Proxies.

     9. Aggregation of Orders. Provided the investment objectives of the Portfolio are adhered to, it is agreed that the Subadvisor may aggregate sales and purchase orders of securities held in the Portfolio with similar orders being made simultaneously for other portfolios managed by the Subadvisor if, in the Subadvisor's reasonable judgment, such aggregation shall result in an overall economic benefit to the Portfolio, taking into consideration the advantageous selling or purchase price and brokerage commission. In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily.

     10.  Allocating Investment Opportunities. It is understood and agreed that
(a) the Subadvisor performs investment adviser services for various clients and that the Subadvisor may take action with respect to any of its other clients which may differ from action, or from the timing or nature of action, taken with respect to the Portfolio, so long as it is the Subadvisor's policy, to the extent practicable, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other portfolios, and (b) the Subadvisor shall have no obligation to purchase or sell for the Portfolio any security which the Subadvisor or its principals, affiliates or employees, may purchase or sell for its or their own accounts or the account of any other portfolio, if in the opinion of the Subadvisor such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio.

     11. Certain Records. Any records to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or maintained by the Subadvisor on behalf of the Portfolio are the property of the Portfolio and will be surrendered promptly to the Portfolio on request.

     12. Survival of Compensation Rates. All rights of compensation under this Agreement shall survive the termination of this Agreement.

     13. Entire Agreement. This Agreement states the entire agreement of the parties with respect to management of the Portfolio and may not be amended except in a writing signed by the parties.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. Change of Management and Pending Litigation. Subadvisor represents to Diversified that it will disclose to Diversified as soon as it has knowledge of any significant change or variation in its management structure or personnel or any significant change or variation in its management style or investment philosophy. In addition, Subadvisor represents to Diversified that it will similarly disclose to Diversified, as soon as it has knowledge, the existence of any pending or threatened, significant legal action being brought against it whether in the form of a lawsuit or an investigation by any federal or state governmental agency.

     Diversified represents to Subadvisor that any information received by Diversified pursuant to this section will be kept strictly confidential.

     16. Use of Name. Subadvisor hereby agrees that Diversified may use the Subadvisor's name in its marketing or advertising materials. Diversified agrees to allow the Subadvisor to examine and approve any such materials prior to use.

     IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


                                        Diversified Investment Advisors, Inc.


                                        By: /s/ JOHN F. HUGHES
                                            ------------------------------------
                                            John F. Hughes
                                            Vice President and Senior Counsel


                                        Dresdner RCM Global Investors LLC


                                        By: /s/ JOSEPH M. RUSBARSKY
                                            ------------------------------------

                                   SCHEDULE A

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of April 20, 2001 by and between the Mid-Cap Growth Portfolio, a series of Diversified Investors Portfolios (herein called the "Portfolio"), and Diversified Investment Advisors, Inc. a Delaware corporation (herein called "Diversified").

     WHEREAS, the Portfolio is registered as a diversified, open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, Diversified has been organized to operate as an investment advisor registered under the Investment Advisers Act of 1940; and

     WHEREAS, the Portfolio desires to retain Diversified to render investment advisory services, and Diversified is willing to so render such services on the terms hereinafter set forth;

     NOW, THEREFORE, this Agreement

                                  WITNESSETH:

     In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. The Portfolio hereby appoints Diversified to act as investment advisor to the Portfolio for the period and on the terms set forth in this Agreement. Diversified accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. (a) Diversified shall, at its expense, (i) employ sub-advisors or associate with itself such entities as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement.

          (b) The Portfolio shall be responsible for all of its expenses and liabilities, including, but not limited to: compensation and out-of-pocket expenses of Trustees not affiliated with any subadvisor or Diversified; governmental fees; interest charges; taxes; membership dues; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agents, registrar or dividend disbursing agent of the Portfolio; expenses of distributing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Portfolio; expenses connected with the execution, recording and settlement of Portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Portfolio; expenses of shareholder meetings; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of shares of the Portfolio.

     3. (a) Subject to the general supervision of the Board of Trustees of the Portfolio, Diversified shall formulate and provide an appropriate investment program on a continuous basis in connection with the management of the Portfolio, including research, analysis, advice, statistical and economic data and information and judgments of both a macroeconomic and microeconomic character.

     Diversified will determine the securities to be purchased, sold, lent, exchanged or otherwise disposed of or acquired by the Portfolio in accordance with predetermined guidelines as set forth from time to time in the Portfolio's then-current prospectus and Statement of Additional Information ("SAI") and will place orders pursuant to its determinations either directly with the issuer or with any broker or dealer who deals in such securities. In placing orders with brokers and dealers, Diversified will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, Diversified may, to the extent permitted by law, purchase and sell Portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of the Portfolio and/or other accounts over which Diversified or any of its affiliates exercises investment discretion.

     Subject to the review of the Portfolio's Board of Trustees from time to time with respect to the extent and continuation of the policy, Diversified is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Diversified determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of Diversified with respect to the accounts as to which it exercises investment discretion.

     In placing orders with brokers and/or dealers, Diversified intends to seek best price and execution for purchases and sales and may effect transactions through itself and its affiliates on a securities exchange provided that the commissions paid by the Portfolio are "reasonable and fair" compared to commissions received by other broker-dealers having comparable execution capability in connection with comparable transactions involving similar securities and provided that the transactions in connection with which such commissions are paid are effected pursuant to procedures established by the Board of the Trustees of the Portfolio. All transactions are effected pursuant to written authorizations from the Portfolio conforming to the requirements of
Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Pursuant to such authorizations, an affiliated broker-dealer may transmit, clear and settle transactions for the Portfolio that are executed on a securities exchange provided that it arranges for unaffiliated brokers to execute such transactions.

     Diversified shall determine from time to time the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's securities shall be exercised, provided, however, that should the Board of Trustees at any time make any definite determination as to investment policy and notify Diversified thereof in writing, Diversified shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. Diversified will determine what portion of securities owned by the Portfolio shall be invested in securities described by the policies of the Portfolio and what portion, if any, should be held uninvested. Diversified will determine whether and to what extent to employ various investment techniques available to the Portfolio. In effecting transactions with respect to securities or other property for the account of the Portfolio. Diversified may deal with itself and its affiliates, with the Trustees and the Portfolio or with other entities to the extent such actions are permitted by the 1940 Act.

          (b) Diversified also shall provide to the Portfolio administrative assistance in connection with the operation of the Portfolio, which shall include compliance with all reasonable requests of the Portfolio for information, including information required in connection with the Portfolio's filings with the Securities and Exchange Commission and state securities commissions.

          (c) As manager of the assets of the Portfolio, Diversified shall make investments for the account of the Portfolio in accordance with Diversified's best judgment and within the Portfolio's investment objectives, guidelines, and restrictions, the 1940

Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies subject to policy decisions adopted by the Board of Trustees.

          (d) Diversified shall furnish to the Board of Trustees periodic reports on the investment performance of the Portfolio and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Portfolio's officers or Board of Trustees shall reasonably request.

          (e) On occasions when Diversified deems the purchase of sale of a security to be in the best interest of the Portfolio as well as other customers, Diversified, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. Diversified may also on occasion purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Diversified in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other customers.

          (f) Diversified shall also provide the Portfolio with the following services as may be required:

               (i) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Portfolio and for performing administrative and management functions;

               (ii) supervising the overall administration of the Portfolio, including negotiation of contracts and fees with and the monitoring of performance and billings of the Portfolio's transfer agent, custodian and other independent contractors or agents;

               (iii) preparing and, if applicable, filing all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, registration fee filings, semi-annual and annual reports to investors, proxy statements and tax returns;

               (iv) preparation of agendas and supporting documents for and minutes of meeting of Trustees, committees of Trustees and investors; and

               (v)   maintaining books and records of the Portfolio.

     4. Diversified shall give the Portfolio the benefit of Diversified's best judgment and efforts in rendering services under this Agreement. As an inducement to Diversified's undertaking to render these services, the Portfolio agrees that Diversified shall not be liable under this Agreement for any mistake in judgment or in any order event whatsoever provided that nothing in this Agreement shall be deemed to protect or purport to protect Diversified against any liability to the Portfolio or its investors to which Diversified would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Agreement or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

     5. In consideration of the services to be rendered by Diversified under this Agreement, the Portfolio shall pay Diversified a fee accrued daily and paid monthly at an annual rate equal to 0.72% of the Portfolio's average daily net assets. If the fees payable to Diversified pursuant to this paragraph 5 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of the Portfolio shall be computed in the manner specified in its Regulation Statement on Form N-1A for the computation of net asset value. For purposes of this Agreement, a "business day" is any day the New York Stock Exchange is open for trading.

     In compliance with the requirements of Rule 31a-3 under the 1940 Act, Diversified hereby agrees that all records which it maintains for the Portfolio are property of the Portfolio and further agrees to surrender promptly to the Portfolio any such records upon the Portfolio's request. Diversified further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

     6. This Agreement shall be effective as to the Portfolio as of the date the Portfolio commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Portfolio and the investor(s) in the Portfolio in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect as to the Portfolio for successive periods of 12 months each, provided such continuance is specifically approved at least annually by the vote of a majority of those members of the Board of Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and either (a) by the vote of a majority of the full Board of Trustees or (b) by vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that this Agreement may be terminated by the

Portfolio at any time, without the payment of any penalty, by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to Diversified, or by Diversified as to the Portfolio at any time, without payment of any penalty, on 90 days' written notice to the Portfolio. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act and the rule and regulatory constructions thereunder.)

     7. Except to the extent necessary to perform Diversified's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of Diversified, or any affiliate of Diversified, or any employee of Diversified, to engage in any other business or devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

     8. The investment management services of Diversified to the Portfolio under this Agreement are not to be deemed exclusive as to Diversified and Diversified will be free to render similar services to others.

     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio.

     This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

     9. This Agreement shall be construed in accordance with the laws of the State of New York provided that nothing herein shall be construed in a manner inconsistent with the requirements of 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


Attest:                                    Diversified Investors Portfolios


/s/ CATHERINE A. MOHR                  By: /s/ ROBERT F. COLBY
------------------------------             -------------------------------
                                               Robert F. Colby
                                               Secretary


Attest:                                    Diversified Investment Advisors, Inc.


/s/ CATHERINE A. MOHR                  By: /s/ JOHN F. HUGHES
--------------------------------           -------------------------------
                                               John F. Hughes
                                               Vice President and Senior Counsel

                                   SCHEDULE B

The Subadvisor shall be compensated for its services under this Agreement on the basis of the below-described annual fee schedule. The fee schedule shall only be amended by agreement between the parties.

                                  FEE SCHEDULE

     .82% OF THE AGGREGATE NET ASSETS OF THE PORTFOLIO APPLIED TO THE FIRST $25 MILLION DOLLARS

     .46% OF THE AGGREGATE NET ASSETS OF THE PORTFOLIO APPLIED TO THE NEXT $25 MILLION DOLLARS

     .35% OF THE AGGREGATE NET ASSETS OF THE PORTFOLIO APPLIED TO THE NEXT $50 MILLION DOLLARS

     .23% OF THE AGGREGATE NET ASSETS OF THE PORTFOLIO APPLIED TO EVERYTHING IN EXCESS OF $100 MILLION DOLLARS

Aggregate net assets are equal to the total market value of the Portfolio. Fees will be calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee will be paid quarterly.

               [DIVERSIFIED INVESTMENT ADVISORS, INC. LETTERHEAD]


VIA OVERNIGHT MAIL

May 3, 2001

Mr. Don Stracke
Dresdner RCM Global Investors
Four Embarcadero Center, Suite 3100
San Francisco, CA 94111-4189

Re: Investment Subadvisory Agreement - Diversified Investment Advisors' Mid Cap Growth Portfolio (Diversified/Dresdner RCM April 20, 2001)

Dear Mr. Stracke:

This writing will confirm our understanding with respect to the fee schedule applicable to Diversified's Mid Cap Growth Portfolio.

It is mutually agreed that the fees due Dresdner under Schedule B of the captioned Investment Subadvisory Agreement (Mid Cap Growth Portfolio) will be reduced by 15% of the amount due Dresdner each quarter as long as the assets allocated to Dresdner by Diversified in connection with Dresdner's management of Diversified's Equity Growth Portfolio exceed $500 million dollars. The $500 million dollar figure will be determined quarterly, i.e., at the end of each quarter a determination will be made to see if Dresdner manages in excess of $500 million for Diversified for its Equity Growth Portfolio; if it does, then total quarterly fees due Dresdner for its management of Diversified's Mid Cap Growth Portfolio will be reduced by 15%; if not, then the 15% reduction will not apply.

Please indicate your acceptance of this fee arrangement for Diversified's Mid Cap Growth Portfolio by signing and returning to me the enclosed original copy of this letter.

Sincerely,


/s/
---------------------------------------


Agreed to and Accepted:

Dresdner RCM Global Investors


By: /s/ JOSEPH M. RUSBARSKY
---------------------------------------
    Joseph M. Rusbarsky
    Senior Managing Director

                        INVESTMENT SUBADVISORY AGREEMENT

     INVESTMENT SUBADVISORY AGREEMENT, dated as of January 26, 1998 by and between Diversified Investment Advisors, Inc., a Delaware corporation ("Diversified") and Dresdner RCM Global Investors LLC ("Subadvisor").

                                  WITNESSETH:

     WHEREAS, Diversified has been organized to operate as an investment advisor registered under the Investment Advisers Act of 1940 and has been retained to provide investment advisory services to the Equity Growth Portfolio, a series of Diversified Investors' ("Portfolios"), a diversified open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, Diversified desires to retain the Subadvisor to furnish it with portfolio management services in connection with Diversified's investment advisory activities on behalf of the Portfolio, and the Subadvisor is willing to furnish such services to Diversified;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Duties of the Subadvisor. In accordance with and subject to the Investment Advisory Agreement between the Portfolio and Diversified, attached hereto as Schedule A (the "Advisory Agreement"), Diversified hereby appoints the Subadvisor to perform the portfolio management services described herein for the investment and reinvestment of such amount of the Portfolio's assets as is determined from time to time by the Portfolio's Board of Trustees, subject to the control and direction of Diversified and the Portfolios' Board of Trustees, for the period and on the terms hereinafter set forth.

     The Subadvisor shall provide Diversified with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of the Portfolio's assets. The Subadvisor shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested, subject always to the provisions of the 1940 Act and to the Portfolio's then-current Prospectus and Statement of Additional Information ("SAI"). The Subadvisor will not supervise the investment of cash. Cash in the Fund will be invested by Diversified who shall be solely responsible for the investment of such cash.

     In particular, the Subadvisor shall: (i) continuously review, supervise and administer the investment program of the Portfolio; (ii) monitor regularly the relevant securities for the Portfolio to determine if adjustments are warranted and, if so, to make such adjustments on a periodic basis; (iii) determine, in the Subadvisors's discretion, the securities to be purchased or sold or exchanged in order to keep the Portfolio in balance with its designated investment strategy; (iv) determine, in the Subadvisor's discretion, whether to exercise warrants or other rights with respect to the Portfolio's securities;
(v) determine, in the Subadvisor's discretion, whether the merit of an investment has been substantially impaired by extraordinary events or financial conditions, thereby warranting the removal of such securities from the Portfolio; (vi) as promptly as practicable after the end of each calendar month, furnish a report showing: (a) all transactions during such month, (b) all assets of the Portfolio on the last day of such month, rates of return, and (c) such other information relating to the Portfolio as Diversified may request; (vii) meet at least four times per year with Diversified and with such other persons as my be designated on reasonable notice and at reasonable locations, at the request of Diversified, to discuss general economic conditions, performance, investment strategy, and other matters relating to the Portfolio; (viii) provide the Portfolio with records concerning the Subadvisor's activities which the Portfolio is required by law to maintain; and (ix) render regular reports to the Portfolio's officers and Directors concerning the Subadvisor's discharge of the foregoing responsibilities.

     The Subadvisor shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of Portfolio securities for the Portfolio's account with brokers or dealers selected by it, and to that end the Subadvisor is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders, the Subadvisor is direct to seek for the Portfolio, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers that charge commissions in excess of the amount of commission another broker-dealer would have charged as long as the Subadvisor determines in good faith that such amount of commission is reasonable in relation to the value of statistical, research and other information or services provided by such broker-dealer to the Subadvisor or the Portfolio, subject to any applicable laws, rules and regulations.

     2. Allocation of Charges and Expenses. The Subadvisor shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. It is understood that the Portfolio will pay all of its own expenses including, without limitation, compensation and out-of-pocket expenses of Trustees not affiliated with the Subadvisor or Diversified; governmental fees; interest charges; taxes; membership dues; fees and expenses of independent auditors, of legal counsel and of any transfer agent, administrator, distributor, shareholder servicing agents, registrar or dividend disbursing agent of the Portfolio; expenses of distributing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of the Portfolio; expenses connected with the execution, recording and settlement of Portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Portfolio; expenses of shareholder meetings; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of shares of the Portfolio.

     3. Compensation of the Subadvisor. For the services to be rendered, Diversified shall pay to the Subadvisor an investment advisory fee computed in accordance with the terms of Schedule B herewith attached. If the Subadvisor serves for less than the whole of any period specified, its compensation shall be prorated.

     4. Covenants and Representations of the Subadvisor. The Subadvisor agrees that it will not deal with itself, or with the Trustees of the Portfolio or with Diversified, or the principal underwriter or distributer as principals in making purchases or sales of securities or other property for the account of the Portfolio, except as permitted by the 1940 Act, will not take a long or short position in the shares of the Portfolio except as permitted by the Portfolio's Articles, and will comply with all other applicable provisions of the Portfolio's Articles and By-Laws and any current Prospectus of the Portfolio.

     5. Covenants and Representations of Diversified. Diversified represents and warrants to Subadvisor that pursuant to Rule 15a-4 under the Investment Company Act of 1940 (i) Subadvisor may act as a subadvisor to the Portfolio pursuant to a written contract which has not been approved by a majority of the outstanding voting securities of the Portfolio ("Shareholder Approval") for 120 days from the date hereof, (ii) this Agreement has been approved by the Portfolio's Board of Trustees, including a majority of the Trustees who are not interested persons of the Portfolio, and (iii) the compensation to be received by Subadvisor under this Agreement does not exceed the compensation which would have been received under the Portfolio's most recent investment advisory contract that had received Shareholder Approval. In addition, Diversified agrees to use its commercially reasonable best efforts to obtain Shareholder Approval for this Agreement with 120 days from the date hereof.

     6. Limits on Duties. The Subadvisor shall be responsible only for managing the assets in good faith and in accordance with the investment guidelines, and shall have no responsibility whatsoever for, and shall incur no liability on account of
(i) diversification or selection of such investment guidelines,(ii) advice on, or management of, any other assets for Diversified, (iii) filing of any tax or information returns or forms, withholding or paying any taxes, or seeking any exemption or refund, (iv) registration with any government or agency, or (v) administration of the plans and trusts investing through the Portfolio, and shall be indemnified by Diversified for any loss in carrying out the terms and provisions of this Agreement, including reasonable attorney's fees, indemnification to brokers and commission merchants, fines, taxes, penalties and interest. Subadvisor, however, shall be liable for any liability, damages, or expenses of Diversified arising out of the negligence, malfeasance or violation of applicable law by it or any of its employees in providing management under this Agreement; and, in such cases, the indemnification by Diversified, referred to above, shall be inapplicable.

     The Subadvisor may apply to Diversified at any time for instructions and may consult counsel for Diversified or its own counsel with respect to any matter arising in connection with the duties of the Subadvisor. Also, the Subadvisor shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed by the proper person or persons.

     7. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, unless terminated earlier as provided below, shall remain in force for two years, on which date it will terminate unless its continuance thereafter is specifically approved at least annually (a) by the vote of a majority of the Trustees of the Portfolio who are not "interested persons" to this Agreement or of the Subadvisor or Diversified at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. However, if the shareholders of the Portfolio fail to approve the Agreement as provided herein, the Subadvisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and Rules thereunder.

     This Agreement may be terminated at any time without the payment of any penalty by the Trustees or by the vote of a majority of the outstanding voting securities of the Portfolio, or by Diversified. The Subadvisor may terminate the Agreement only upon giving 90 days' advance written notice to Diversified. This Agreement shall automatically terminate in the event of its assignment.

     This Agreement may be amended only if such amendment is approved by the vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Board of Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     8. Proxy Voting. The Subadvisor shall vote proxies solicited by or with respect to the issuers of securities in which Portfolio assets are invested as of the record date for voting such proxies (the "Proxies"). If any shares of any mutual fund managed by the Subadvisor are held by the Portfolio, the authority to vote shares of such fund is specifically withheld. In addition, the Subadvisor agrees to provide to the Portfolio's Board of Trustees upon request a written report with respect to the voting of Proxies pursuant to the authority granted hereby and such additional reports concerning the voting of Proxies as shall be reasonably requested by the Board of Trustees. The Board of Trustees understands and agrees that, notwithstanding such reporting, the Subadvisor neither solicits nor shall it accept direction with respect to the voting of Proxies.

     9. Aggregation of Orders. Provided the investment objectives of the Portfolio are adhered to, it is agreed that the Subadvisor may aggregate sales and purchase orders of securities held in the Portfolio with similar orders being made simultaneously for other portfolios managed by the Subadvisor if, in the Subadvisor's reasonable judgment, such aggregation shall result in an overall economic benefit to the Portfolio, taking into consideration the advantageous selling or purchase price and brokerage commission. In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily.

     10.  Allocating Investment Opportunities. It is understood and agreed that
(a) the Subadvisor performs investment adviser services for various clients and that the Subadvisor may take action with respect to any of its other clients which may differ from action, or from the timing or nature of action, taken with respect to the Portfolio, so long as it is the Subadvisor's policy, to the extent practicable, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other portfolios, and
(b) the Subadvisor shall have no obligation to purchase or sell for the Portfolio any security which the Subadvisor or its principals, affiliates or employees, may purchase or sell for its or their own accounts or the account of any other portfolio, if in the opinion of the Subadvisor such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio.

     11. Certain Records. Any records to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or maintained by the Subadvisor on behalf of the Portfolio are the property of the Portfolio and will be surrendered promptly to the Portfolio on request.

     12. Survival of Compensation Rates. All rights to compensation under this Agreement shall survive the termination of this Agreement.

     13. Entire Agreement. This Agreement states the entire agreement of the parties with respect to management of the Portfolio and may not be amended except in a writing signed by the parties.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. Change of Management and Pending Litigation. Subadvisor represents to Diversified that it will disclose to Diversified as soon as it has knowledge of any significant change or variation in its management structure or personnel or any significant change or variation in its management style or investment philosophy. In addition, Subadvisor represents to Diversified that it will similarly disclose to Diversified, as soon as it has knowledge, the existence of any pending or threatened, significant legal action being brought against it whether in the form of a lawsuit or an investigation by any federal or state governmental agency.

     Diversified represents to Subadvisor that any information received by Diversified pursuant to this section will be kept strictly confidential.

     16. Use of Name. Subadvisor hereby agrees that Diversified may use the Subadvisor's name in its marketing or advertising materials. Diversified agrees to allow the Subadvisor to examine and approve any such materials prior to use.

     IN WITNESS WHEREOF, the parties thereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


                                        Diversified Investment Advisors, Inc.


                                        By: /s/ JOHN F. HUGHES
                                            ------------------------------------


                                        Dresdner RCM Global Investors LLC


                                        By: /s/ ALLAN C. MARTIN
                                            ------------------------------------
                                            Allan C. Martin
                                            Principal

                            EQUITY GROWTH PORTFOLIO
                     AMENDMENT TO DRESDNER RCM FEE SCHEDULE

Effective December 1, 2000, Schedule B, Fee Schedule, to the Investment Subadvisory Agreement dated January 26, 1998 by and between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors LLC for Diversified's Equity Growth Portfolio is amended in its entity as follows.

                                   Schedule B

The Subadvisory shall be compensated for its services under this Agreement on the basis of the below-described annual fee schedule. The fee schedule shall only be amended by agreement between the parties.

                                  Fee Schedule

     .22% OF THE AGGREGATE NET ASSETS OF THE PORTFOLIO APPLIED TO THE FIRST $700 MILLION DOLLARS

     .15% OF THE AGGREGATE NET ASSETS OF THE PORTFOLIO APPLIED TO EVERYTHING IN EXCESS OF $700 MILLION DOLLARS

Aggregate net assets are equal to the total market value of the Portfolio. Fees will be calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio by the fee schedule and dividing by twelve. The fee will be paid quarterly.


                                        Diversified Investment Advisors, Inc.


                                        By: /s/ JOHN F. HUGHES
                                        ----------------------------------------


                                        Dresdner RCM Global Investors LLC


                                        By: /s/ JOSEPH M. RUSBARSKY
                                        ----------------------------------------